UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reports): April 29, 2019

DOMINION ENERGY SOUTH CAROLINA, INC.
(Exact name of registrant as specified in its charter)

South Carolina	1-3375	57-0248695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SCANA Parkway Cayce, South Carolina 29033	29033
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (803) 217-9000

South Carolina Electric & Gas Company
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 15, 2019, the Board of Directors of South Carolina Electric & Gas Company (the Company) approved an amendment to the Company’s Articles of Incorporation (as amended, the Articles of Incorporation) and an amendment and restatement of the Company’s Bylaws (as amended and restated, the Bylaws) to change the name of the Company from South Carolina Electric & Gas Company to Dominion Energy South Carolina, Inc. and make certain other administrative changes related to the name change, subject to the approval of the sole shareholder of the Company, which such approval was received on April 15, 2019.
Effective on April 29, 2019 with the filing of the Articles of Amendment to the Articles of Incorporation with the South Carolina Secretary of State (the Amendment), Article I of the Articles of Incorporation was amended to read: “The name of the corporation is Dominion Energy South Carolina, Inc.”
Effective with the Amendment on April 29, 2019, Article I of the Bylaws were amended to read “Dominion Energy South Carolina, Inc.” wherever that had previously read “South Carolina Electric & Gas Company.”
The foregoing is a brief description of the amendments to the Articles of Incorporation and the Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.
Exhibit No.	Description
3.1	Articles of Incorporation, amended and restated, effective April 29, 2019
3.2	Bylaws, amended and restated, effective April 29, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOMINION ENERGY SOUTH CAROLINA, INC.
Registrant

/s/ James R. Chapman
	Name:	James R. Chapman
	Title:	Executive Vice President and Chief Financial Officer

Date: April 29, 2019